Exhibit 99.1

WESTERN SIZZLIN CORPORATION

FOR IMMEDIATE RELEASE

WESTERN SIZZLIN CORPORATION
APPROVED FOR TRADING ON NASDAQ

ROANOKE, VA, February 22, 2008 – Western Sizzlin Corporation (OTC Bulletin Board: WSZL) announced today that it has been approved to list its common stock on The Nasdaq Capital Market.  Western Sizzlin's common stock will begin trading on Nasdaq under the symbol "WEST" on Monday, February 25, 2008.

About Western Sizzlin Corporation

Western Sizzlin Corporation is a holding company which owns a number of subsidiaries. Its most important business activity is conducted through Western Sizzlin Franchise Corporation, which franchises and operates 123 restaurants in 19 states. Financial decisions are centralized at the holding company level, and management of operating businesses is decentralized at the business unit level. Western’s prime objective is to maximize its intrinsic business value per share over the long term.  In fulfilling this objective, Western will engage in a number of diverse business activities to achieve above-average returns on capital in pursuit of maximizing the eventual net worth of its stockholders.

Contact:

Robyn B. Mabe, Chief Financial Officer
Western Sizzlin Corporation
(540) 345-3195